Exhibits 8.2




February 28, 2006


Nomura Asset Acceptance Corporation.
2 World Financial Center
Building B
New York, New York 100

                  Re:      Nomura Asset Acceptance Corporation,
                           Registration Statement on Form S-3
                           File No. 333-[______]

Ladies and Gentlemen:

           We are tax counsel for Nomura Asset Acceptance Corporation, a Delaware corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") relating to the Securities (defined below) and with the authorization and issuance from time to time in one or more series (each, a "Series") of Asset-Backed Certificates (the "Certificates") and Asset-Backed Notes (the "Notes," and together with the Certificates, the "Securities"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among the Company, a trustee (the "Trustee"), and, where appropriate, a master servicer (the "Master Servicer"), a special servicer (the "Special Servicer") or one or more servicers (each, a "Servicer"), each to be identified in the prospectus supplement for such Series of Securities. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

           We have examined copies of the Company's Certificate of Incorporation, the Company's By-laws, the Prospectus and the related forms of prospectus supplements, the forms of Securities included in the applicable Agreements and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

           In arriving at the opinion expressed below, we have assumed that each Agreement will be duly authorized, executed and delivered by all necessary corporate action on the part of the Company, the Trustee, the Master Servicer, if any, the Special Servicer, if any, the Servicer, if any and any other party thereto for such Series of Securities substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Securities will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that Securities will be sold as described in the Registration Statement.

           As tax counsel to the Company, we will advise the Company with respect to material federal income tax aspects of the proposed issuance of each Series of Securities pursuant to the related Agreement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Securities that appear under the heading "Material Federal Income Tax Consequences" in the Prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

           This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in fact or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Registration Statement contemplates multiple Series of Securities with numerous different characteristics, you should be aware that the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

           This opinion pertains only to Securities offered by the Prospectus and an accompanying prospectus supplement.

           We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Material Federal Income Tax Consequences" in the Prospectus and under the heading "Certain Material Federal Income Tax Consequences" in prospectus supplements accompanying the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.



                                                     Very truly yours,



                                                     /s/ McKee Nelson LLP